TRANSAMERICA FUNDS

TRANSAMERICA SERIES TRUST

POWER OF ATTORNEY

We, the undersigned Trustees of Transamerica Funds and Transamerica Series Trust (collectively, the “Funds”) hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Funds and hereby constitute and appoint MARIJN P. SMIT, DENNIS P. GALLAGHER and JAMES GOUNDREY, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of Transamerica Funds and Transamerica Series Trust on Form N-1 A, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the U.S. Securities and Exchange Commission and the Commodity Futures Trading Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed after September 12, 2024.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicate.

Marijn P. Smit, Trustee and Chairperson	Date:	September 12, 2024

Sandra N. Bane, Trustee	Date:	September 12, 2024

Kent Callahan, Trustee	Date:	September 12, 2024

Leo J. Hill, Trustee	Date:	September 12, 2024

Kathleen T. Ives, Trustee	Date:	September 12, 2024

Lauriann C. Kloppenburg, Trustee	Date:	September 12, 2024

Fredric A. Nelson III, Trustee	Date:	September 12, 2024

John E. Pelletier, Trustee	Date:	September 12, 2024

Patricia L. Sawyer, Trustee	Date:	September 12, 2024

John W. Waechter, Trustee	Date:	September 12, 2024